                                                                       EXHIBIT 5




                                 April 30, 1999




First Security Corporation                  XEON Financial Corp.
Attn: Morgan J. Evans, President            Attn: John A. Schopf, Jr., CEO
79 South Main Street                        229 Kingsbury Grade
Salt Lake City, Utah 84111                  Stateline, Nevada 89449


        Re: REGISTRATION AND ISSUANCE OF FIRST SECURITY CORPORATION COMMON STOCK TO STOCKHOLDERS OF XEON FINANCIAL CORP.

Dear Messrs. Evans and Schopf:

        This Firm has acted as counsel to First Security Corporation, a Delaware corporation ("the Company), in connection with its registration of 1,976,471 shares of its common stock, par value $1.25 ("the Shares") for use in the merger (as defined in the Prospectus/Proxy Statement included in the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on April 21, 1999.)

        In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company and of XEON. Based upon and in reliance on the foregoing, it is our opinion that:


        1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus/Proxy Statement referred to above.

        2. When issued and distributed to the Stockholders of XEON Financial Corp. under the terms of the merger agreement, the Shares will be duly and validly issued and will be fully paid and nonassessable.

        3. The stockholders of the Company have no pre-emptive rights to acquire additional shares of First Security common stock in respect of the Shares.


        We hereby consent to the use of our name in the Prospectus/Proxy Statement and therein being disclosed as counsel to the Company in this matter.


                                         Very truly yours,

                                         RAY, QUINNEY & NEBEKER



                                          By:    /s/ A. ROBERT THORUP
                                             -----------------------------------
                                              A. Robert Thorup,
                                              a Stockholder and Director of
                                              the Firm